EXHIBIT 32.2 – SECTION 1350 CERTIFICATIONS

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jon S. Verbeck, Chief Financial Officer,  Acting Principal Accounting Officer, and Treasurer of OP-TECH Environmental Services, Inc. (the “Company”), certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2009
/s/ Jon S. Verbeck
Jon S. Verbeck
Chief Financial Officer and Treasurer,
Acting Principal Accounting Officer